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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 in order to register 7,000,000 shares of the Corporation's Common Stock under said Act for issuance under the Corporation's 1996 Long-Term Stock Incentive Plan and 3,000,000 shares of the Corporation's Common Stock under the 1998 Goals Stock Option Plan, and any or all amendments to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


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
Witness our signatures set forth below:
                                                                       Title                           Date
                                                                       -----                           ----

 /s/ Gayle O. Averyt                                                   Director                    October 10, 1997
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Gayle O. Averyt


 /s/ Robert E. Dillon, Jr.                                             Director                    October 10, 1997
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Robert E. Dillon


 /s/ Gwain H. Gillespie                                                Director                    October 10, 1997
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Gwain H. Gillespie


                                                                       Director                    October 10, 1997
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Ronald E. Goldsberry


 /s/Donald W. Harward                                                  Director                    October 10, 1997
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Donald W. Harward


 /s/ George J. Mitchell                                                Director                    October 10, 1997
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George J. Mitchell


 /s/ Cynthia A. Montgomery                                             Director                    October 10, 1997
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Cynthia A. Montgomery


 /s/ James L. Moody, Jr.                                               Director                    October 10, 1997
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James L. Moody, Jr.
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
                                                                       Title                           Date
                                                                       -----                           ----

 /s/ Lawrence R. Pugh                                                  Director                    October 10, 1997
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Lawrence R. Pugh


 /s/ Lois Dickson Rice                                                 Director                    October 10, 1997
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Lois Dickson Rice


 /s/ John W. Rowe                                                      Director                    October 10, 1997
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John W. Rowe
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